UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2012

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	1-34474	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Century Aluminum Company, a Delaware corporation (the “Company”), hereby amends its Current Report on Form 8-K filed on February 7, 2012 (the “Original Form 8-K”), pursuant to Instruction 2 to Item 5.02 of Form 8-K, to provide information that was not determined or available at the time of the filing of the Original Form 8-K.  The Original Form 8-K was filed to report the appointment of Michael A. Bless as the President and Chief Executive Officer of the Company on February 7, 2012.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Form 8-K, on February 7, 2012, the Board of Directors of the Company (the “Board”) appointed Mr. Michael A. Bless, age 46, as President and Chief Executive Officer of the Company.  Mr. Bless had previously served as Acting President and Chief Executive Officer since November 2011 and Executive Vice President and Chief Financial Officer since January 2006.

In connection with Mr. Bless’ appointment, on March 30, 2012, the Board and Mr. Bless agreed to revise Mr. Bless’ compensation arrangements to reflect his new role with the Company.  The Board set Mr. Bless’ 2012 annual base salary at $730,000, effective as of January 1, 2012.  Mr. Bless was also assigned a target award of 90% of his base salary under the Company’s Annual Incentive Plan and 200% of his base salary under the Company’s Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	April 4, 2012	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Executive Vice President, General Counsel and Secretary